SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                             December 27, 2000

                     HOME PROPERTIES OF NEW YORK, INC.
          (Exact name of Registrant as specified in its Charter)

MARYLAND                         1-13136                  16-1455126
(State or other jurisdiction of  (Commission file number) (I.R.S. Employer
incorporation or organization                             Identification
                                                          Number)

                            850 CLINTON SQUARE
                         ROCHESTER, NEW YORK 14604
                 (Address of principal executive offices)


    Registrant's telephone number, including area code: (716) 546-4900


                              Not applicable
       (Former name or former address, if changed since last report)









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                     HOME PROPERTIES OF NEW YORK, INC.

                              CURRENT REPORT
                                ON FORM 8-K

Item 2.  Acquisition or Disposition of Assets.

On September 7, 2000, Home Properties of New York, L.P. (the "Operating Partnership"), entered into an agreement to acquire 100% of the real estate of Cypress Place, a 192 unit apartment community located in suburban Chicago, Illinois. The agreement provides for a total purchase price of $10,00,000 to be paid by assumption of existing financing, operating partnership units and cash. The existing mortgage financing has a principal balance of approximately $6.6 million. The acquisition was completed on December 27, 2000.


Item 7.   Financial Statements and Exhibits.

          a.  Financial Statements of the business acquired:

          Financial statements for the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this 8-K must be filed.

          b.  Pro Forma Financial Information:

          Pro forma financial statements of the Company reflecting the interests and properties acquired and noted in Item 2 are not available at this time and will be filed by amendment as soon as practicable, but not later than 60 days from the date this 8-K must be filed.


          c.  Exhibits:

          2.1 Form of Contribution Agreement, dated September 7, 2000 between Elk Grove Terrace II and III, L.P., Elk Grove Terrace, L.P. and Home Properties of New York, L.P..







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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    HOME PROPERTIES OF NEW YORK, INC.
                         (Registrant)

                    Date:  January 10, 2001


                    By:  /s/ David P. Gardner
                    --------------------------------
                         David P. Gardner
                         Senior Vice President and
                         Chief Financial Officer



                    Date:  January 10, 2001


                    By:   /s/ David P. Gardner
                    --------------------------------
                         David P. Gardner
                         Senior Vice President and
                         Chief Financial Officer